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                                                                   EXHIBIT 10.47



                                LICENSE AGREEMENT



        AGREEMENT made this twenty-eighth day of April 1998, (the "Effective Date"), between Decora, Incorporated, d.b.a. Decora Manufacturing, a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 1 Mill Street, Fort Edward, New York (hereinafter referred to as "Licensor"), and Konrad Hornschuch AG a company organized under the laws of Germany (hereinafter referred to as "Licensee").

        Whereas, Decora Industries, Inc., a Delaware corporation ("Decora"), owns all of the stock of Licensor;

        Whereas, Decora owns all of the stock of Decora Industries Deutschland GmbH, which owns approximately 75% of the stock of Licensee;

        Whereas, Licensor has agreed to acquire certain assets of Rubbermaid's decorative coverings group (the "Rubbermaid Acquisition");

        Whereas, in connection with the Rubbermaid Acquisition, Licensee has agreed to make a secured loan in the amount of DM18 million to Licensor pursuant to a loan agreement (the "Loan Agreement");

        Whereas, following the Rubbermaid Acquisition, the Licensor will own the Registered Trademark "Con-Tact" in various countries (hereinafter referred to as "Trademark");

        Whereas, in connection with the transactions contemplated by the Loan Agreement, it is the desire and intention of the parties that the Licensee be permitted to use the Trademark in all countries of the world where Licensor holds a registered trademark, except (i) within North America and (ii) in countries where there is an existing license agreement to be assumed by Licensor pursuant to the Rubbermaid Acquisition which countries are listed on Exhibit "A" and incorporated by reference herein (hereinafter referred to as "Territory"); and

        Whereas, in connection with such transactions, Licensor and Licensee will also enter into a Distribution Agreement pursuant to which Licensee will provide Licensor with the exclusive right to purchase and sell in North America certain products manufactured by Licensee (the "Distribution Agreement").

        Now, therefore, in consideration of the above and other valuable consideration, the parties hereto hereby agree as follows:


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        1. LICENSE.

               (a) Except as provided in paragraph (b) below, the Licensor grants to the Licensee the exclusive right and license to use the Trademark in the Territory in connection with the sale of self-adhesive decorative coverings (hereinafter referred to as "Goods"). Licensee shall have the right to place the Trademark on such Goods now existing or such similar decorative coverings manufactured by Licensee and hereafter created. Licensee may use the Trademark only on those Goods the quality of which is in all respects equal to or better than the generally corresponding products manufactured and sold by Licensor in the United States. If at any time Licensor, in the reasonable exercise of discretion, determines that the Goods manufactured by Licensee do not comport to these quality standards, then upon written notice giving the reasons therefor and upon failure by Licensee within thirty (30) days to cure the defect, permission to use the Trademark rights set forth herein may immediately be withdrawn. Licensee hereby covenants and agrees that it will cease and desist any and all such use, either directly or indirectly, immediately upon such notice until notified in writing by Licensor that use may be resumed.

               (b) Licensor shall be entitled to sell Goods in the Territory with the Trademark to any of its current customers on the date of this Agreement.

               (c) Licensee shall have the right to charge such purchase prices for the Goods as Licensee, in its sole discretion, may deem appropriate.

        2. ROYALTIES. Such license granted herein shall be royalty free.

        3. USE OF TRADEMARK. Whenever the Licensee uses the Trademark in advertising or in any other manner in connection with the Goods which it sells or distributes, the Licensee shall indicate the Licensor's ownership of the Trademark. When using the Trademark under this Agreement, the Licensee undertakes to comply with substantially all laws pertaining to trademarks in force at any time in the Territory, including, but not limited to, compliance with marking requirements. Licensee shall have the right to place its own trademarks and manufacturing information on the Goods.

        4. EXTENT OF LICENSE. The right granted in Paragraph 1 hereof shall not be transferable or assignable.

        5. MAINTENANCE OF TRADEMARK. The Licensor will use its best efforts to register, maintain, and/or take all reasonably necessary actions, as the case may be, to protect the Trademarks and the rights of Licensee hereunder in the individual countries within the Territory as may be considered by the Licensor to be necessary to enable the Goods to be distributed and sold in the Territory under the Trademark and the License granted as provided herein. The



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Licensor will not use nor will it permit any other person, agent, employee, or other representative to use the Trademark in the Territory in connection with the Goods.

        6. INDEMNITY. The Licensee assumes no liability for trademark infringement and Licensor hereby indemnifies and holds harmless Licensee from and against all losses, damages, and expenses, including attorney's fees, incurred as a result of or related to claims of third persons involving Licensee's proper use of the Trademark, or in any way arising out of the acts or omission of Licensor, its agents, servants, employees, or contractors. The Licensee hereby indemnifies and holds harmless Licensor from and against all losses, damages, and expenses, including attorney's fees, incurred as a result of or related to claims of third persons involving Licensee's misuse of the Trademark, or in any way arising out of the acts or omissions of Licensee, its agents, servants, employees, or contractors.

        7. TERMINATION.

               (a) Except as otherwise provided herein, this Agreement shall remain in full force and effect for a period of three (3) years from the date of this Agreement. The Agreement shall automatically renew for additional one-year periods unless either party notifies the other six (6) months prior to the scheduled expiration of its intention not to renew.

               (b) If Licensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in legal proceeding to be either a voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice of legal action by the Licensor.

               (c) Either party may terminate this Agreement by written, thirty
(30) day notice to the other party, commencing on the date of such written notice, in the event that the other party fails to perform any term or condition of this Agreement and such failure to perform is not cured prior to the expiration of such thirty (30) day notice.

        8. OWNERSHIP OF TRADEMARK. Licensor warrants and represents that following the Rubbermaid Acquisition, it will be the owner of the Trademark, that no other person or entity has any rights therein and that it has all rights, powers and authority to license same to Licensee pursuant to the provisions hereof. The Licensee acknowledges the representations of Licensor that Licensor owns the exclusive right, title, and interest in and to the Trademark, and Licensee will not at any time knowingly do or cause to be done any act or thing in any way impairing or tending to impair any part of such right, title, and interest. In connection with the use of the Trademark, the Licensee shall not in any manner represent that it has any ownership in the Trademark or registration thereof, or is an agent of the Licensor and the Licensee acknowledges that except as granted herein, use of the Trademark shall not create in



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the Licensee's favor any right, title, or interest in or to the Trademark, but all uses of the Trademark by the Licensee shall inure to the benefit of the Licensor. Upon termination of this Agreement in accordance with Section 7 hereof, the Licensee will cease and desist from all use of the Trademark, and will return or destroy, as appropriate, all artwork of the Trademark provided by Licensor.

        9. REPRESENTATIONS: AGENTS. Neither Licensor not Licensee shall represent to the other's customers or third parties that it is acting as agent, partner or joint venturer to or with the other, other than as owner or Licensee of the Trademark, respectively.

        10. ASSIGNMENT. This Agreement or any right hereunder may not be assigned by the Company without the express written approval of Licensor, which may be granted or withheld in Licensor's sole discretion.

        11. NOTICES. Any notice or other communication required or permitted to be given by either party shall be given in writing by registered certified mail, postage prepaid or air courier addressed to each respective party at the address shown below:

                             Licensor

                             Decora Incorporated
                             1 Mill Street
                             Fort Edward, NY 12828
                             Attention:  Nathan Hevrony

        With Copy to:

                             Miller & Holguin
                             1801 Century Park East, Suite 700
                             Los Angeles, CA 90067
                             Attention:  Dale S. Miller, Esq.


                             Licensee

                             Konrad Hornschuch
                             Postfach
                             Weisbach
                             Germany 74679
                             Attn:  Hans Georg Stahmer



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or to such other address as either party shall indicate by proper notice to the other in the same manner as provided above. All notices will be deemed effective three business days after mailing in accordance with the above provisions.

        12. ARTICLE HEADINGS. Article headings contained in this Agreement are included for convenience only, and are not a part of the agreement between the parties.

        13. INVALID OR VOID PROVISIONS. If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming and the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction, or if such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

        14. CHOICE OF LAW, VENUE. This Agreement shall be governed by the laws of the State of New York. Both parties agree that they shall submit to personal jurisdiction to courts in New York and shall accept and agree to venue in New York, New York.

        15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be identical and may be introduced in evidence or used for any other purpose without any other counterpart, but all of which shall together constitute one and the same agreement.

        16. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, the Secrecy Agreement, the Loan Agreement and the related Security Agreement and the Distribution Agreement constitute the entire understanding and agreement of the parties hereto with respect to the matters described herein and supersede all prior agreements or understandings, written or oral, between the parties with respect thereto.

        17. AMENDMENT OR WAIVER. Neither this Agreement nor any provision hereof may be amended or waived, except by an instrument in writing properly executed by the party against which enforcement of such change or waiver is sought.

        18. BINDING UPON SUCCESSORS AND ASSIGNS. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.



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        IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                            DECORA, INCORPORATED
                                            ("Licensor")


                                            By: /s/ [Signature Illegible]
                                               ---------------------------------



                                            KONRAD HORNSCHUCH AG
                                            ("Licensee")


                                            By: /s/ [Signature Illegible]
                                               ---------------------------------



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                                   EXHIBIT "A"

                   Countries with Existing License Agreements

1.      Brazil

2.      Columbia

3.      Venezuela



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